Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Super League Gaming, Inc. of our report dated March 19, 2021, relating to the financial statements of Super League Gaming, Inc. appearing in the Annual Report on Form 10-K of Super League Gaming, Inc.  for the years ended December 31, 2020 and 2019.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Baker Tilly US, LLP

Irvine, California
August 18, 2021